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Exhibit 10.38

ROBERT L. NARDELLI
DEFERRED PAYMENT TRUST

i

SECTION 8	COMPENSATION AND EXPENSES OF TRUSTEE	7
(a)	Taxes and Expenses	7
(b)	Compensation	7
SECTION 9	RESIGNATION AND REMOVAL OF TRUSTEE	7
(a)	Resignation	7
(b)	Transfer of Assets	7
(c)	Successor	7
SECTION 10	APPOINTMENT OF SUCCESSOR	7
(a)	Appointment	7
(b)	Limited Liability	8
SECTION 11	AMENDMENT OR TERMINATION	8
(a)	Amendment	8
(b)	Termination Without Consent	8
(c)	Termination With Consent	8
SECTION 12	MISCELLANEOUS	8
(a)	Survival	8
(b)	No Assignment	8
(c)	Applicable Law	8
(d)	Headings	8
(e)	Counterparts	8
(f)	Manner of Direction	8
(g)	Expense Paying Agent	9
(h)	Successors and Assigns	9
SECTION 13	EFFECTIVE DATE	9

ii

ROBERT L. NARDELLI
DEFERRED PAYMENT TRUST

        THIS TRUST AGREEMENT (the "AGREEMENT") is made on this            day of January 2007, by and between THE HOME DEPOT,  INC., a Delaware corporation ("COMPANY"), and THE NORTHERN TRUST COMPANY ("TRUSTEE");

        WHEREAS, the Company has entered into a Separation Agreement with Robert L. Nardelli ("EXECUTIVE"), effective as of January 2, 2007 ("SEPARATION AGREEMENT"), providing for the deferred payment of certain severance and other compensation in connection with the termination of his employment with the Company;

        WHEREAS, the Company has incurred liability under the terms of such Separation Agreement with respect to the Executive;

        WHEREAS, pursuant to the Separation Agreement, the Company wishes to establish a trust (the "TRUST"), to provide a source of funds to meet its liabilities under the Separation Agreement, and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to the Executive or his beneficiaries in such manner and at such times as specified herein; and

        WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Separation Agreement as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

        NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1
ESTABLISHMENT OF TRUST

        (a)   INITIAL DEPOSIT. The Company shall make an initial deposit in trust with Trustee of (1) United States currency ("CASH") in the amount of $79,727,373 and (2) 2,120,242 shares of Company Stock, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

        (b)   IRREVOCABILITY. The Trust hereby established shall be irrevocable.

        (c)   GRANTOR TRUST. The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "CODE"), and shall be construed accordingly.

        (d)   TRUST ASSETS. The principal of the Trust and any income thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Executive (and his beneficiaries) and general creditors as herein set forth. The Executive and his beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Separation Agreement and this Trust Agreement shall be mere unsecured contractual rights of the Executive and his beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(c) herein. The principal of the Trust and any income thereon ("REVOCATION AMOUNT") shall revert to the Company in the event that the Executive revokes his release of claims against the Company as set forth in Section 7(b) of the Separation Agreement which revocation shall be certified in writing to the Trustee by the Company and upon which certification the Trustee may conclusively rely. Any Unpaid Contractual Payments (as defined at Section 2(c)(2) hereof) held under the Trust will revert to the Company to the extent that the Executive forfeits his rights in such assets pursuant to the provisions of Section 2(c)(2) hereof which shall be certified in a writing to the Trustee by the Company. Notwithstanding any provision of this Trust Agreement to the contrary, the Trustee may conclusively rely on a Noncompliance Certification (defined below) from the Company to which the Trustee has not received an Objection Notice (defined below) within twenty (20) business days thereafter or a Final Certification (defined below) received from the Company, as the case may be, stating that the Executive has forfeited all or a portion of his Unpaid Contractual Payments (defined below) as set forth in Section 2(c)(2). Upon notice by the Company to the Trustee of a Direct Payment (defined below) made to the Executive, or upon notice by the Company to the Trustee that the Company is entitled to a distribution ("EXCESS DEFERRED COMPENSATION DISTRIBUTION") from the Trust pursuant to Section 2(e)(iv) of the Separation Agreement, the Trustee shall pay to the Company an amount ("REFUND") from the principal of the Trust equal to the amount of such Direct Payment or such Excess Deferred Compensation Distribution, as the case may be. This Trust shall terminate after payment of the entire principal and all income thereon to the Executive or his beneficiaries or, to the extent forfeited by the Executive or payable to the Company as a Refund, to the Company.

        (e)   ADDITIONAL DEPOSITS. The Company may at any time, or from time to time, make in its sole discretion additional deposits of Cash or other property to the Trust pursuant to the Separation Agreement. The Trustee shall have no right to compel such additional deposits nor shall it be responsible for the amount of collection of any contributions to the Fund or for determining whether such contributions are made in accordance with the Separation Agreement and such responsibility shall be borne solely by the Company.

        (f)    TRUSTEE GOVERNING DOCUMENT. The duties of the Trustee shall be governed solely by the terms of this Trust Agreement without reference to the terms of the Separation Agreement.

SECTION 2
PAYMENTS TO THE EXECUTIVE OR HIS BENEFICIARIES

        (a)   PAYMENT SCHEDULE. The Company, pursuant to its obligations under the Separation Agreement, has developed a Payment Schedule attached hereto as Schedule A, (the "PAYMENT SCHEDULE") which sets forth the amounts, dates and form of payment payable to the Executive (or his beneficiaries) under the Separation Agreement. Prior to the date of payment thereof, the Company shall instruct the Trustee as to the amount of the payment under Section 2(a)(iv) of the Separation Agreement (the "DEFERRED COMPENSATION AMOUNT") and the Trustee shall make payment of such amount in accordance with the Payment Schedule. Except as provided at Section 2(c)(2) hereof and subject to the Refund provisions of Section 1(d) hereof, the Trustee shall make such payments to the Executive (or his beneficiaries) in accordance with Schedule A, without further direction from the Company or any other person. The Company shall have the sole responsibility for all tax withholding filings and reports, and the Company shall direct the Trustee and the Trustee shall prepare such filings and reports as directed by the Company. The Trustee shall withhold such amounts from distributions with respect to applicable federal, state and local tax law pursuant to a written schedule of withholding amounts that the Company shall provide to the Trustee. The Trustee shall deduct and withhold such amounts and transmit such amounts to the appropriate taxing authorities as directed by the Company. All amounts payable to the Executive shall be payable to his beneficiaries if he shall die before payment is made. The Executive's beneficiary is set forth on Schedule B hereto. The Executive may change his beneficiaries at any time, and from time to time, by delivering a written designation of beneficiaries in the form set forth in Schedule B, which designation upon receipt by the Trustee shall replace and supersede any previous designation of beneficiaries by the Executive hereunder. In the case of the Executive's death, the Company shall certify in writing to the Trustee that the Executive has died and that all remaining payments to be made under the Payment Schedule are to be made to the Executive's beneficiaries set forth on Schedule B.

        (b)   BENEFIT ENTITLEMENTS. The Executive and his beneficiaries shall be entitled to the benefits when payable hereunder without delay or recourse, except as set forth in Section 2(c)(2), Section 3 and Section 8 of this Agreement.

        (c)   BENEFIT PAYMENTS.

          (1)   The Company, in its discretion, may make payment of benefits directly to the Executive (or his beneficiaries) as benefits become due under the terms of the Separation Agreement (together with income thereon as provided under the Payment Schedule) ("DIRECT PAYMENTS"). Prior to the time that amounts are payable to the Executive (or his beneficiaries), the Company shall notify the Trustee of its decision to pay benefits directly. In addition, if the principal of the Trust, and any income thereon, is not sufficient to make payments of benefits in accordance with the terms of the Separation Agreement, the Company, at its discretion, shall make the balance of each such payment as it falls due. Trustee shall notify the Company where principal and income are not sufficient to make a payment then due under the Payment Schedule.

          (2)   The foregoing provisions of this Section 2 to the contrary notwithstanding, the Trustee shall not make a payment (or payments) of the unpaid portion of the amount set forth on the Payment Schedule that is scheduled for payment after July 3, 2007 (and all income thereon) ("UNPAID CONTRACTUAL PAYMENTS") in the event that, prior to the date on which an installment of the Unpaid Contractual Payments is scheduled to be issued for payment to the Executive, the Trustee has received a written certification from the Company that the Executive is not in compliance with the provisions of Section 3 (confidentiality, non-competition and non-solicitation covenants) and Section 4 (non-disparagement covenant) of the Separation Agreement ("NONCOMPLIANCE CERTIFICATION"). In such event, the Trustee shall hold the Unpaid Contractual Payments amounts as principal under the Trust, together with income accrued thereafter on such principal until such time as such payment is (or payments are) payable to the Executive or forfeited by the Executive as set forth in this Section 2(c)(2). The Trustee shall have no duty to notify or otherwise inform the Executive that the Company has submitted a certification that the Executive is not in compliance with the provisions of Section 3 (confidentiality, non-competition and non-solicitation covenants) and Section 4 (non-disparagement covenant) of the Separation Agreement. If the Trustee does not receive a written notice of objection to the Company Noncompliance Certif1ication from the Executive within twenty (20) business days after receiving such Noncompliance Certification from the Company ("OBJECTION NOTICE"), then the Unpaid Contractual Payments shall be paid promptly to the Company from the Trust. If the Trustee receives an Objection Notice from the Executive within twenty (20) business days after receiving such Noncompliance Certification from the Company, then the Trustee shall continue to hold the Unpaid Contractual Payments until the Trustee receives the first to occur of ("FINAL CERTIFICATION"): (i) a joint written direction by the Company and the Executive or (ii) a certification from the Company containing a copy of the final binding nonappealable decision of the arbitrator pursuant to Section 14(a) of the Separation Agreement, in either such case directing the Trustee to pay to the Executive or to pay to the Company, as the case may be, all or a portion of the Unpaid Contractual Payments. Any portion of the Unpaid Contractual Payments not so directed for payment to the Company or to the Executive shall be held by the Trustee and, subject to any subsequent Certifications and Notices in accordance with this Section 2(c)(2), thereafter paid to the Executive in accordance with the Payment Schedule. Notwithstanding the foregoing, the Trustee may conclusively rely on any certifications given to the Trustee by the Company pursuant to this Section 2(c)(2) and shall have no duty to determine whether any direction or order received by the Company is in compliance with the terms of the Separation Agreement or whether any decision submitted to the Trustee by the Company is a final nonappealable decision of an arbitrator as set forth in the Separation Agreement.

SECTION 3
TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY
WHEN THE COMPANY IS INSOLVENT

        (a)   CLAIMS OF CREDITORS. At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust held for the benefit of the Executive (and his beneficiaries) shall be subject to claims of general creditors of the Company under federal and state law, as set forth below.

          (1)   The Board of Directors and the Chief Executive Officer (the "CEO") of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits in accordance with Section 3(b).

          (2)   Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency. In no event shall "actual knowledge" be deemed to include knowledge of the Company's credit status held by banking officers or banking employees of The Northern Trust Company which has not been communicated to the administrative staff assigned to the Trust. The Trustee may appoint an independent accounting, consulting or law firm to make any determination of solvency required by the Trustee under this Section 3. In such event, the Trustee may conclusively rely upon the determination by such firm and shall be responsible only for the prudent selection of such firm.

        (b)   CESSATION OF BENEFIT PAYMENTS. If at any time the Board of Directors or the CEO of the Company notifies the Trustee or the Trustee has determined that the Company has become Insolvent, the Trustee shall discontinue payments from the Trust to or on behalf of the Executive (or his beneficiaries). Further, the Trustee shall continue to hold the assets of the Trust in trust for the benefit of the Company's general creditors until the Trustee receives a court order directing the disposition of such assets. Nothing in this Trust Agreement shall in any way diminish any rights of the Executive or his beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Separation Agreement or otherwise. The Trustee shall resume the payment of benefits to the Executive or his beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent) or pursuant to an order from the U.S. Bankruptcy Court or other court of competent jurisdiction.

        (c)   INSOLVENCY. The Company shall be considered "INSOLVENT" for purposes of this Trust Agreement if the Company is (i) unable to pay its debts as they become due, or (ii) subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

        (d)   RECOMMENCEMENT OF PAYMENTS. Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments to the Executive (or his beneficiaries), the first payment following such discontinuance, to the extent not inconsistent with an order from the U.S. Bankruptcy Court or other court of competent jurisdiction, shall include the aggregate amount of all payments due to the Executive or his beneficiaries under the Payment Schedule for the period of such discontinuance, less the aggregate amount of any payments made to the Executive or his beneficiaries directly by the Company in lieu of the payments provided for hereunder during any such period of discontinuance, all in accordance with the Payment Schedule which, if necessary, shall be modified jointly by the Company and the Executive as necessary to comply with the provisions of this paragraph (d).

SECTION 4
PAYMENTS TO THE COMPANY

        Except as provided in Section 1(d) respecting any Refund or Revocation Amount, Section 2(c)(2) and Section 3 hereof, the Company shall have no right or power to direct Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Executive or his beneficiaries pursuant to the terms of the Separation Agreement.

SECTION 5
INVESTMENT AUTHORITY

        (a)   INVESTMENT AUTHORITY. Trustee shall have no responsibility for the investment and management of the assets of the Trust which shall be at the direction of the Company, except as hereinafter provided. The Trustee shall act only upon receipt of written direction from the Company and shall have no liability to review or question any such directions. Trustee shall not be liable for the acts or omissions of the Company or have any obligation to invest or otherwise manage any asset of the Trust. The Company shall not issue any direction to the Trustee that is in violation of the terms of the Separation Agreement or this Agreement. The Trustee shall not make any investment review of, consider the propriety of holding or selling, or vote other than as directed by the Company, any assets of the Trust except that if the Trustee shall not have received contrary instructions from the Company, the Trustee shall invest for short term purposes any cash consisting of U.S. currency in a "money market" instrument offered by an affiliate of the Trustee for investment. The Company may engage the any affiliate of the Trustee as the Company's agent to provide broker, transition or liquidation services in connection with the assets of the Trust or for any other reason, pursuant to a separate written agreement between the Company and the Trustee's affiliates, Northern Trust Securities, Inc.

        (b)   INVESTMENT IN COMPANY STOCK. In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company ("COMPANY STOCK"). Notwithstanding the foregoing the Trustee shall hold (i) the shares of Company Stock deposited by the Company with the Trustee pursuant to Section 1(e) of this Agreement and any dividends paid in Company Stock thereon (or shares issued by the Company or a successor of the Company in exchange for Company Stock pursuant to a merger, consolidation, recapitalization or other similar transaction) without any duty to review or question such holding of Company Stock or (ii) a de minimis amount held in common investment vehicles in which the Trustee invests at the direction of the Company. Notwithstanding anything in this Trust to the contrary, all rights associated with assets of the Trust (including, at the direction of the Company, the rights to vote, tender or exchange Company Stock held in the Trust) shall be exercised by Trustee and shall in no event be exercisable by or rest with the Executive. All dividends on Company Stock held in the Trust shall be held for the benefit of the Executive (and his beneficiaries) and paid to the Executive (or his beneficiaries) pursuant to the Payment Schedule.

        (c)   SUBSTITUTION OF ASSETS. The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.

        (d)   DISPOSITION OF INCOME. During the term of the Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 6
ACCOUNTING BY TRUSTEE

        Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee and all records necessary to carry out its responsibilities described in Section 3(b). Within 30 days following the close of each calendar year and within 30 days after the resignation of Trustee, Trustee shall deliver to the Company and the Executive a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such resignation, as the case may be. Upon the expiration of 180 days from the date of filing such annual or other statement, the Trustee shall be released and discharged from any liability or accountability to anyone as respects the propriety of its acts or transactions shown in such account, except with respect to any acts or transactions as to which the Company, within such 180 day period, shall file with the Trustee its written disapproval. In the event such a disapproval is filed, and unless the matter is compromised by agreement between the Trustee and the Company, the Trustee shall file its statement covering the period from the date of the last annual statement to which no objection was made in any court of competent jurisdiction for audit or adjudication. The Trustee may conclusively rely on determinations of the Company of valuations for assets of the Trust for which the Trustee deems there to be no readily determinable fair market value.

SECTION 7
RESPONSIBILITY OF TRUSTEE

        (a)   STANDARD OF CARE. Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company or its designees which is contemplated by, and in conformity with, the terms of this Trust and is given in writing by such party. In the event of a dispute between the Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

        (b)   INDEMNIFICATION. The Company shall indemnify the Trustee from and against any and all claims, demands, losses, damages, expenses (including, by way of illustration and not limitation, reasonable attorneys' fees and other legal and litigation costs), judgments and liabilities (collectively "Losses") arising from, out of, or in connection with (1) its provision of services under this Trust Agreement or its status as Trustee hereunder, except to the extent such Losses have arisen directly from the Trustee's negligence in the performance of its specifically allocated duties under the terms of this Agreement or its willful misconduct, or (2) the Trust's failure to qualify as a grantor trust, or (3) the Separation Agreement's failure to qualify as a top-hat plan exempt from all or Parts 2, 3, and 4 of Title 1 of the Employee Retirement Income Security Act. The Trustee shall indemnify the Company and the Trust from and against any and all claims, demands, losses, damages, expenses (including, by way of illustration and not limitation, reasonable attorneys' fees and other legal and litigation costs), judgments and liabilities that have arisen directly from the Trustee's negligence in the performance of its specifically allocated duties under the terms of this Agreement or its willful misconduct.

        (c)   LEGAL COUNSEL. Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

        (d)   AGENTS. Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

        (e)   TRUSTEE POWERS. Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.

        (f)    NO BUSINESS OBJECTIVE. Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

        (g)   FORCE MAJEURE. The Trustee shall not be liable for any delay in performance, or non-performance, of any obligation hereunder to the extent that the same is due to forces beyond the Trustee's reasonable control, including but not limited to delays, errors or interruptions caused by the Company or third parties; any industrial, juridical, governmental, civil or military action; acts of terrorism, insurrection or revolution; nuclear fusion, fission or radiation; failure or fluctuation in electrical power, heat, light, air conditioning or telecommunications equipment; or acts of God.

SECTION 8
COMPENSATION AND EXPENSES OF TRUSTEE

        (a)   TAXES AND EXPENSES. Trustee shall pay out of the Trust Fund all real and personal property taxes, income taxes and other taxes of any and all kinds levied or assessed under existing or future laws against the Trust Fund and shall reimburse the Company for any such taxes levied or assessed against it with respect to Trust assets. Brokerage fees, commissions, stock transfer taxes and other charges and expenses attributable to any investment fund shall be charged to such investment fund.

        (b)   COMPENSATION. The Company shall pay all administrative and Trustee's fees and expenses. Such compensation and expenses if not paid by the Company within 60 days of having received the Trustee's invoice for such fees and expenses shall be withdrawn by Trustee out of the Trust Fund.

SECTION 9
RESIGNATION AND REMOVAL OF TRUSTEE

        (a)   RESIGNATION. Trustee may resign at any time by written notice to the Company, which shall be effective 90 days after receipt of such notice unless the Company and Trustee agree otherwise.

        (b)   TRANSFER OF ASSETS. Upon resignation of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 120 days after receipt of notice of resignation, unless the Company extends the time limit. The Company's consent to extension of the time limit shall not be unreasonably withheld.

        (c)   SUCCESSOR. If Trustee resigns, a successor shall be appointed, in accordance with Section 10 hereof, by the effective date of resignation under paragraph (a) of this Section 9. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 10
APPOINTMENT OF SUCCESSOR

        (a)   APPOINTMENT. If Trustee resigns in accordance with Section 9(a) hereof, the Company and the Executive shall jointly designate a bank trust department or other financial institution that may be granted corporate trustee powers under state law and having assets under trust in excess of one billion dollars ($1,000,000,000), as a successor to replace the Trustee upon resignation. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

        (b)   LIMITED LIABILITY. The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 6 and 7 hereof. The successor Trustee shall not be responsible for, and the Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

SECTION 11
AMENDMENT OR TERMINATION

        (a)   AMENDMENT. This Trust Agreement may be amended by a written instrument executed by Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Separation Agreement or shall make the Trust revocable.

        (b)   TERMINATION WITHOUT CONSENT. The Trust shall not terminate until the date on which there are no longer any assets held in the Trust or the Executive is no longer entitled to benefits pursuant to the terms of the Separation Agreement. Upon termination of the Trust, in the event of a forfeiture of benefits by the Executive under the Separation Agreement, any assets remaining in the Trust shall be returned to the Company.

        (c)   TERMINATION WITH CONSENT. Upon prior written approval of the Executive or his beneficiaries, the Company may terminate this Trust prior to the time all benefit payments under the Separation Agreement have been made. Such approval shall be obtained and certified to by the Company, and the Trustee shall have no responsibility therefor. All assets in the Trust at termination shall be paid to the Executive or, in the event of a forfeiture of benefits by the Executive under the Separation Agreement, returned to the Company.

SECTION 12
MISCELLANEOUS

        (a)   SURVIVAL. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

        (b)   NO ASSIGNMENT. Benefits payable to the Executive and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

        (c)   APPLICABLE LAW. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

        (d)   HEADINGS. The headings are solely for convenience and shall not be relied upon in construing any provisions hereof.

        (e)   COUNTERPARTS. This Trust Agreement may be executed in counterparts, and each counterpart shall be appended hereto.

        (f)    MANNER OF DIRECTION. The Company shall certify to the Trustee in writing the names of the senior executives acting from time to time on behalf of the Company hereunder, upon which schedule of names that Trustee may rely exclusively to administer this Trust. Any action required or permitted to be taken by the Company shall be by direction of one or more such designated senior executives of the Company authorized to take such action hereunder or such other designee as shall be designated in accordance with Section 12(g). The Trustee shall have no responsibility for any action taken by it in accordance with any direction it reasonably believes to have been given as provided above. Direction of the Company may be given to the Trustee by telephone, letter, telex, fax SWIFT, other electronic or electro-mechanical means or by other methods as the parties may agree from time to time. Notwithstanding anything herein to the contrary, the Company may delegate any of its responsibilities hereunder to a representative by giving to the Trustee in writing a letter which identifies the representative and sets forth the list of its responsibilities under this Agreement that it has authorized the representative to carry out.

        (g)   EXPENSE PAYING AGENT. In making payments to service providers pursuant to authorized directions, the Company acknowledges that the Trustee is acting as paying agent, and not as the payor, for tax information reporting and withholding purposes.

        (h)   SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, each of the parties and their respective successors and assigns.

SECTION 13
EFFECTIVE DATE

        The effective date of this Trust Agreement shall be the date of this Agreement first set forth above.

[Signature Pages Follow this Page]

        IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement as of the date first above written.

THE COMPANY: THE HOME DEPOT, INC.

By:	/s/ REBECCA I. FLICK Rebecca I. Flick
	Title:	Treasurer
TRUSTEE: THE NORTHERN TRUST COMPANY

By:	/s/ ROBERT DRATHS Robert Draths
	Title:	Vice President

SCHEDULE A

PAYMENT SCHEDULE

DATE OF DISTRIBUTION TO THE EXECUTIVE	AMOUNT	FORM OF PAYMENT
The earlier of July 3, 2007 or the date of the Executive's death	$28,771,459 plus all proceeds of Company Stock, plus all income accrued thereon	Cash
The earlier of July 3, 2007 or the date of the Executive's death	2,120,242 shares of Company Stock reduced by the number of shares of Company Stock sold before such date, plus all dividends thereon	Company Stock Cash for dividends (or Company Stock if dividends are paid to the Trustee in Company Stock)
July 3, 2007	Deferred Compensation Amount	Cash
Unpaid Contractual Payments
The earlier of January 2, 2008 (subject to postponement or forfeiture as is determined pursuant to Section 2(c)(2) of the Trust Agreement)	$4,434,750 plus one-fourth of all income accrued through the date of payment on the undistributed principal then held by the Trustee in account number 22-66969	Cash
The earlier of January 2, 2009 (subject to postponement or forfeiture as is determined pursuant to Section 2(c)(2) of the Trust Agreement)	$4,434,750 plus two-thirds of all income accrued through the date of payment on the undistributed principal then held by the Trustee in account number 22-66969	Cash
The earlier of January 2, 2010 (subject to postponement or forfeiture as is determined pursuant to Section 2(c)(2) of the Trust Agreement)	$4,434,750 plus one-half of all income accrued through the date of payment on the undistributed principal then held by the Trustee in account number 22-66969	Cash
The earlier of January 2, 2011 (subject to postponement or forfeiture as is determined pursuant to Section 2(c)(2) of the Trust Agreement)	The entire undistributed principal together with all income accrued thereon through the date of payment in account number 22-66969	Cash

        Three weeks prior to making the distributions described above, the Company shall provide the Trustee with the following information:

  1.
  Name
  2.
  SS #
  3.
  Address
  4.
  Taxable $ Amount
  5.
  Non-Taxable $ Amount
  6.
  Exempt from FICA withholding
  7.
  Federal Withholdings

    —Marital Status

    —Additional Flat Amount

    —Withhold an Exact Amount

    —% only

  8.
  State Withholdings

    —State

    —Marital Status

    —Additional Flat Amount

    —Withhold an Exact Amount

    —% only

  9.
  Check or Wire

    —Wire instructions

SCHEDULE B
DESIGNATION OF THE EXECUTIVE'S BENEFICIARIES

PRIMARY BENEFICIARIES

        If the Executive shall die prior to receipt of all amounts payable to him under the Trust, all Trust benefits shall be paid to the following beneficiaries:

        [Insert names of beneficiaries, percentages Trust allocable to each such beneficiary and relationship]

NAME	PERCENTAGE/FRACTION OF TRUST	RELATIONSHIP TO THE EXECUTIVE
THE LEGAL REPRESENTATIVE OF THE EXECUTIVE'S ESTATE	100%	N/A

SECONDARY BENEFICIARIES

        If no primary beneficiary, above, survives the Executive by fifteen (15) days or, if such primary beneficiary is a trust such trust is not then in existence, the following beneficiaries shall be entitled to the Executive's benefits under the Trust:

        [Insert names of beneficiaries, percentages Trust allocable to each such beneficiary and relationship]

NAME	PERCENTAGE/FRACTION OFTRUST	RELATIONSHIP TO THE EXECUTIVE
N/A

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SECTION 3 TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT
SCHEDULE A
PAYMENT SCHEDULE
SCHEDULE B DESIGNATION OF THE EXECUTIVE'S BENEFICIARIES